                     [UGLY DUCKLING CORPORATION LETTERHEAD]


Contacts:       Steve T. Darak, Senior Vice President & Chief Financial Officer
                (602) 852-6600

                Eugene Heller/Lori Parks
                Silverman Heller Associates
                (310) 208-2550

FOR IMMEDIATE RELEASE

             UGLY DUCKLING CORPORATION COMPLETES PRIVATE PLACEMENT
         OF 5,000,000 SHARES OF COMMON STOCK TO INSTITUTIONAL INVESTORS

PHOENIX, ARIZONA (February 11, 1997) -- Ugly Duckling Corporation today announced that it completed the placement of 5,000,000 shares of common stock at $18.625 per share to institutional investors in a private placement. The common stock of Ugly Duckling Corporation is traded on the NASDAQ National Market under the symbol "UGLY".

        The proceeds of the offering will be used to facilitate the Company's growth strategy, which may include the acquisition or development of car dealerships and finance operations, expansion of the Company's contract portfolio, which may include bulk purchases, and development or acquisition of new products and services. Initially, a portion of the proceeds will be used to pay down the Company's revolving credit facility.

        Headquartered in Phoenix, Arizona, Ugly Duckling Corporation operates one of the largest chains of "buy-here/pay-here" used car dealerships in the United States and underwrites, finances, and services retail installment contracts generated from the sale of used cars by its dealerships and by third party used car dealers located in selected markets throughout the country.

                                     *****

        This press release shall not constitute an offer to sell or the solicitation of an offer to buy, not shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful under the securities laws of any such state.

        The securities to be sold in connection with the private placement discussed herein have not been registered under the Securities Act of 1933 and may not be offered or sold absent registration or an applicable exemption from the registration requirements.

                                     *****

        This press release includes statements which may constitute forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward looking statements. Factors that would cause or contribute to such differences include, but are not limited to, factors detailed in Ugly Duckling Corporation's Securities and Exchange Commission filings.